AMENDED
                                   SCHEDULE A

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT
                                 (March 1, 2002)

                                     between

                               ING VARIABLE FUNDS
                         (formerly Aetna Variable Fund)
                                       and
                              ING INVESTMENTS, LLC,
                      an Arizona Limited Liability Company

                                                 Annual Investment             Last Continued/Approved by
Series                                             Management Fee                         Board                 Reapproval Date
------                                             --------------                         -----                 ---------------
                                       (as a percentage of daily net assets)
ING VP Growth and Income Portfolio     .50% on first $10 billion               December 18, 2002            December 31, 2003
                                       .45% on next $5 billion
                                       .425% over $15 billion